Exhibit 4(e)
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
NEXTERA ENERGY, INC.
OFFICER’S CERTIFICATE
Creating the Series X Junior Subordinated Debentures due February 26, 2056
James May, Vice President & Treasurer of NextEra Energy Capital Holdings, Inc. (the “Company”), and James May, Treasurer and Assistant Secretary of NextEra Energy, Inc. (the “Guarantor”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but which are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and pursuant to Sections 201 and 301 of the Indenture, do hereby certify to The Bank of New York Mellon (the “Trustee”), as Trustee under the Indenture (For Unsecured Subordinated Debt Securities) dated as of September 1, 2006 among the Company, the Guarantor and the Trustee, as amended (the “Indenture”), that:
1.     The securities to be issued under the Indenture in accordance with this certificate shall be designated “Series X Junior Subordinated Debentures due February 26, 2056” (referred to herein as the “Debentures of the Twenty-Fourth Series”) and shall be issued in substantially the form set forth as Exhibit A hereto.
2.     The Debentures of the Twenty-Fourth Series shall be issued by the Company in the initial aggregate principal amount of €1,000,000,000. Additional Debentures of the Twenty-Fourth Series, without limitation as to amount, having the same terms as the Outstanding Debentures of the Twenty-Fourth Series (except for the issue date of the additional Debentures of the Twenty-Fourth Series and, if applicable, the initial Interest Payment Date (as defined in Exhibit A hereto)) may also be issued by the Company pursuant to the Indenture without the consent of the Holders of the then-Outstanding Debentures of the Twenty-Fourth Series. Any such additional Debentures of the Twenty-Fourth Series as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then-Outstanding Debentures of the Twenty-Fourth Series.
3.     The Debentures of the Twenty-Fourth Series shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The “Stated Maturity Date” means February 26, 2056.
4.     The Debentures of the Twenty-Fourth Series shall bear interest as provided in the form set forth as Exhibit A hereto.
5.     Each installment of interest on a Debenture of the Twenty-Fourth Series shall be payable as provided in the form set forth as Exhibit A hereto.
6.     Registration of the Debentures of the Twenty-Fourth Series, and registration of transfers and exchanges in respect of the Debentures of the Twenty-Fourth Series, may be effectuated at the office or agency of the Company in New York City, New York. Notices and demands to or upon the Company in respect of the Debentures of the Twenty-Fourth Series may be served at the office or agency of the Company in New York City, New York. The Corporate Trust Office of the Trustee will initially be the agency of the

Company for such registration, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent (including any such office or agency and such agent specified in the two succeeding sentences). The Trustee will initially be the Security Registrar for the Debentures of the Twenty-Fourth Series. The Company has initially appointed The Bank of New York Mellon, London Branch, as its Paying Agent for the Debentures of the Twenty-Fourth Series.
7.     The Debentures of the Twenty-Fourth Series will be redeemable at the option of the Company prior to the Stated Maturity Date as provided in the form set forth as Exhibit A hereto. If less than all of the Debentures of the Twenty-Fourth Series are to be redeemed, the particular Debentures of the Twenty-Fourth Series to be redeemed shall be selected by the Trustee from the Outstanding Debentures of the Twenty-Fourth Series by lot.
8.     So long as all of the Debentures of the Twenty-Fourth Series are held by a securities depository in book-entry form, the Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Debentures of the Twenty-Fourth Series shall be the close of business on the Business Day (as defined in Exhibit A hereto) immediately preceding such Interest Payment Date; provided, however, that if any of the Debentures of the Twenty-Fourth Series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date (whether or not a Business Day).
9.     So long as any Debentures of the Twenty-Fourth Series are Outstanding, the failure of the Company to pay interest, including Additional Interest (as defined in Exhibit A hereto), if any, on any Debentures of the Twenty-Fourth Series within thirty (30) days after the same becomes due and payable (whether or not payment is prohibited by the subordination provisions of Article Fourteen and Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid deferral of the interest payments by the Company as contemplated in Section 312 of the Indenture and paragraph 10 of this certificate shall not constitute a failure to pay interest for this purpose.
10.     Pursuant to Section 312 of the Indenture, so long as no Event of Default under the Indenture has occurred and is continuing with respect to the Securities of any series, the Company shall have the right, at any time and from time to time during the term of the Debentures of the Twenty-Fourth Series, to defer the payment of interest for a period not exceeding five (5) consecutive years, as provided in the form set forth as Exhibit A hereto.
11.     If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Twenty-Fourth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A)    an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Twenty-Fourth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of said Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Twenty-Fourth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency and setting forth the amount thereof; or
(B)    an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Debentures of the Twenty-Fourth Series, or the applicable portion of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effectuated.
12.     The Debentures of the Twenty-Fourth Series will be initially issued in global form registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, as common depositary for Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System. The Debentures of the Twenty-Fourth Series in global form shall bear the depository legend in substantially the form set forth as Exhibit A hereto. The Debentures of the Twenty-Fourth Series in global form will contain restrictions on transfer, substantially as described in the form set forth as Exhibit A hereto.
13.     No service charge shall be made for the registration of transfer or exchange of the Debentures of the Twenty-Fourth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange.
14.     The Company reserves the right to require legends on Debentures of the Twenty-Fourth Series as it may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws.
15.     The Company has previously reserved the right, without any consent, vote or other action by Holders of the Debentures of the Twenty-Fourth Series, or of any other series of Securities issued after October 1, 2006, to amend the Indenture as follows:
To amend clause (6) of the second paragraph of Section 608 of the Indenture to read as follows:

“(6) payments under any preferred trust securities, subordinated debentures or junior subordinated debentures, or any guarantee thereof, executed and delivered by the Guarantor, the Company or any of their majority-owned subsidiaries, in each case that rank equal in right of payment to the series of Securities with respect to which the Company has elected to defer the payment of interest, or the related guarantee (as the case may be), so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;”.
16.     The Company has previously reserved the right, without any consent, vote or other action by Holders of the Debentures of the Twenty-Fourth Series, or of any other series of Securities issued after October 1, 2006, to amend this Officer’s Certificate as follows:
To amend clause (f) on page A-19 of the form of the Debentures of the Twenty-Fourth Series set forth as Exhibit A hereto to read as follows:
“(f) payments under any preferred trust securities, subordinated debentures or junior subordinated debentures, or any guarantee thereof, executed and delivered by the Guarantor, the Company or any of their majority-owned subsidiaries, in each case that rank equal in right of payment to the Debentures of the Twenty-Fourth Series or the related guarantee (as the case may be), so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;”.
17.     Notwithstanding the provisions of Section 802 of the Indenture, the principal of and accrued interest on the Debentures of the Twenty-Fourth Series shall not be declared immediately due and payable by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture applicable to the Debentures of the Twenty-Fourth Series, and any notice of declaration of acceleration based on such Event of Default shall be null and void with respect to the Debentures of the Twenty-Fourth Series. The Debentures of the Twenty-Fourth Series will not be considered Outstanding for the purpose of determining whether the required vote described in Section 802 of the Indenture has been obtained for the declaration of acceleration by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture applicable to the Debentures of the Twenty-Fourth Series.
18.     Each of the Company and the Guarantor agrees, and, by acceptance of the Debentures of the Twenty-Fourth Series, each Holder will be deemed to have agreed, to treat the Debentures of the Twenty-Fourth Series as indebtedness for United States federal, state and local tax purposes.
19.     The Company has previously reserved the right, without any consent, vote or other action by Holders of the Debentures of the Twenty-Fourth Series, or of any other series of Securities issued after December 1, 2021, to amend the Indenture as follows:

To amend the second sentence of Section 402 thereof to read as follows:
“The Company shall, at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee, in writing of such Redemption Date and of the principal amount of such Securities to be redeemed.”
To amend the first sentence of Section 404 thereof to read as follows:
“Except as otherwise specified as contemplated by Section 301 for Securities of any series, notice of redemption shall be given in the manner provided in Section 106 to the Holders of the Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.”
20.     The Debentures of the Twenty-Fourth Series shall have such other terms and provisions as are provided in the form set forth as Exhibit A hereto.
21.     The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Twenty-Fourth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made.
22.     The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
23.     In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.
24.     In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Debentures of the Twenty-Fourth Series requested in the accompanying Company Order No. 22 and Guarantor Order No. 22, have been complied with.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this 26th day of February, 2026 in New York, New York.
JAMES MAY
James May
Vice President & Treasurer,
NextEra Energy Capital Holdings, Inc.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Guarantor this 26th day of February, 2026 in New York, New York.
JAMES MAY
James May
Treasurer and Assistant Secretary,
NextEra Energy, Inc.

Exhibit A
[This certificate is held by The Bank of New York Mellon, London Branch (the “Common Depositary”), in custody for the benefit of the beneficial owners hereof. Transfers of this certificate shall be limited to transfers in whole, but not in part, to the Common Depositary or its nominee in custody or to a successor thereof or such successor’s nominee.]

No._______________    CUSIP No. _____________
    ISIN No. _______________
    Common Code __________
[FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
SERIES X JUNIOR SUBORDINATED DEBENTURES DUE FEBRUARY 26, 2056
NEXTERA ENERGY CAPITAL HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company”, which term includes any successor Person under the Indenture (as defined below)), for value received, hereby promises to pay to
, or registered assigns, the principal sum of ____________________ euros on February 26, 2056 (the “Stated Maturity Date”). The Company further promises (subject to deferral as set forth herein) to pay interest on the principal sum of this Series X Junior Subordinated Debenture due February 26, 2056 (this “Security”) to the registered Holder hereof (i) from and including February 26, 2026 to but excluding February 26, 2032 (the “First Interest Reset Date”) at the rate of 4.200% per annum, (ii) from and including the First Interest Reset Date to but excluding February 26, 2037 (the “First Step-Up Date”) at an annual rate equal to the Five-Year Swap Rate (as defined herein) plus 1.700% (the “Initial Margin”), (iii) during each Interest Reset Period (as defined herein) from and including the First Step-Up Date to but excluding February 26, 2052 (the “Second Step-Up Date”), at an annual rate equal to the Five-Year Swap Rate plus the Initial Margin plus 0.25%, and (iv) from and including the Second Step-Up Date at an annual rate equal to the Five-Year Swap Rate plus the Initial Margin plus 1.00%, in like coin or currency, annually in arrears on February 26th of each year (each an “Interest Payment Date”) until the principal hereof is paid or duly provided for, such interest payments to commence on February 26, 2027. The interest rate on the Securities of this series will reset on the First Interest Reset Date and on each fifth anniversary thereof (each, an “Interest Reset Date”). The period from (and including) an Interest Reset Date to (but excluding) the next Interest Reset Date (or the Stated Maturity Date with respect to the Interest Reset Date occurring on the Second Step-Up Date) is referred to herein as an “Interest Reset Period.” Interest on the Securities of this series will accrue from and including February 26, 2026 to but excluding the first Interest Payment Date and thereafter will accrue from and including the last Interest Payment Date to which interest has either been paid or duly provided for to but excluding the next succeeding Interest Payment Date (each an “Interest Period”) (except that (i) the interest payment which is due on February 26, 2027 shall include interest that has accrued from February 26, 2026, and (ii) if this Security is authenticated during the period that (A) follows any particular Regular Record Date (as defined below) but (B) precedes the next occurring Interest Payment Date, then the registered

Holder hereof shall not be entitled to receive any interest payment with respect to this Security on such next occurring Interest Payment Date). The Company also promises to pay Additional Interest (as defined below) with respect to an Optional Deferral Period (as defined below) to the registered Holder of this Security, to the extent payment of such Additional Interest is enforceable under applicable law, on any interest payment that is not made on the applicable Interest Payment Date, as specified on the reverse of this Security. No interest or other payment will accrue on the Securities of this series with respect to the day on which the Securities of this series mature. The interest so payable, and punctually paid or duly provided for, on an Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Security (the “Indenture”), be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment, which shall be the close of business on the Business Day (for this purpose, a day on which Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, are open for business) immediately preceding such Interest Payment Date so long as all of the Securities of this series are held by a securities depository in book-entry form; provided that if any of the Securities of this series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date (whether or not a Business Day); and provided further that interest payable on the Stated Maturity Date or a Redemption Date will be paid to the same Person to whom the associated principal is to be paid. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Security on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose at the office of The Bank of New York Mellon, London Branch (the “Paying Agent”) in London which will initially be the agency of the Company for such payments; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto. The amount of interest payable on this Security for any period will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Security (or February 26, 2026 if no interest has been paid on this Security), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association.
If an Interest Payment Date, a Redemption Date or the Stated Maturity Date of the Securities of this series falls on a day that is not a Business Day, then payment of the interest or principal payable on such Interest Payment Date, Redemption Date or the Stated Maturity Date will be made on the next succeeding day which is a Business Day (and no interest will be paid or other payment made in respect of such delay) with the same force and effect as if made on such date, and no interest on such payment will accrue for the period from and after such Interest Payment Date, Redemption Date or the Stated Maturity Date, as applicable.
Currency Conversion. All payments of principal, interest, premium, if any, or any Additional Amounts (as defined herein) in respect of the Securities of this series, including payments made upon any redemption pursuant to the terms of the Securities of this series, will be payable in euros. If euros are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities of this series will be made in U.S. dollars until euros are again available to the Company or so used. In such circumstances, the amount payable on any date in euros will be converted by the Company into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the Securities of this series so made in U.S. dollars will not constitute a default under the Securities of such series or the Indenture.
In the event of an official redenomination of the euro, the obligations with respect to payments on the Securities of this series immediately following such redenomination shall be regarded as providing for the payment of that amount of euros representing the amount of such obligations immediately before such redenomination. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
All determinations referred to above made by the Company will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the Securities of this series.
Reference is hereby made to the further provisions of this Security set forth on the reverse of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place. (All capitalized terms used in this Security which are not defined herein, including the reverse of this Security, but which are defined in the Indenture or in the Officer’s Certificate, shall have the meanings specified in the Indenture or in the Officer’s Certificate.)
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse of this Security by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in ___________, ___________.
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
By:_______________________________________
[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
Dated:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON, as Trustee
By: _______________________________________
Authorized Signatory

[FORM OF GUARANTEE]
NEXTERA ENERGY, INC., a corporation organized under the laws of the State of Florida (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest, including Additional Interest, if any, on such Security when and as the same shall become due and payable, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture regardless of any defense, right of set-off or counterclaim that the Guarantor may have (except the defense of payment). In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holder of the Security or to a Paying Agent, or by causing the Company to pay such amount to such Holder or a Paying Agent.
The Guarantor hereby agrees that its payment obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto (except that the Guarantor will have the benefit of any waiver, modification or indulgence granted to the Company in accordance with the Indenture), by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon (including Additional Interest, if any), or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity Date thereof.
The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, the filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the payment obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Security, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, including Additional Interest, if any, on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.
The obligations evidenced by this Guarantee are, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.
The Guarantor shall be subrogated to all rights of the Holder of a Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture which are then due and payable shall have been paid in full.
This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s property and assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any such payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.
This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.
All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.
This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the

State of New York without regard to conflicts of law principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.
IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed in ___________, ___________.
NEXTERA ENERGY, INC.
By:

[FORM OF REVERSE OF SERIES X JUNIOR SUBORDINATED DEBENTURE DUE FEBRUARY 26, 2056]
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006 (herein, together with any amendments thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, NextEra Energy, Inc. and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on February 26, 2026, creating the series designated on the face hereof (herein called the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
Unless all of the outstanding Securities of this series have been or will be redeemed as of the First Interest Reset Date, the Company will appoint a calculation agent (the “Calculation Agent”) with respect to the Securities of this series prior to the Reset Interest Determination Date (as defined herein) preceding the First Interest Reset Date. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent will notify the Company of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Company will notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the First Interest Reset Date will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in the Securities of this series and the Officer’s Certificate or the Indenture, will become effective without consent from the Holders of the Securities of this series or any other Person. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any Holder of the Securities of this series upon request.
“Five-Year Swap Rate” means, in relation to an Interest Reset Date and the related Reset Interest Determination Date, the euro mid-market swap reference rate for a term of five years as displayed on the Reset Screen Page at 11:00 a.m. (Frankfurt time) on the Reset Interest Determination Date. In the event that such rate does not appear on the Reset Screen Page on the relevant Reset Interest Determination Date at approximately that time, the Five-Year Swap Rate will be the Reset Reference Bank Rate. If the Reset Reference Bank Rate is unavailable or the Calculation Agent determines that no Reference Bank is providing offered quotations, the Five-Year Swap Rate will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the Calculation Agent, or, in the case of the First Interest Reset Date, the rate of 2.430% per annum (the euro mid-market swap reference rate for a term of five years at the time of pricing of the Securities of this series).

If a Benchmark Event occurs, the Company, acting in good faith and a commercially reasonable manner, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Swap Rate, will determine the Five-Year Swap Rate in its sole discretion, provided that if the Company determines there is an industry-accepted successor Five-Year Swap Rate, then the Company will direct the Calculation Agent to use such successor rate. If the Company has determined a substitute or successor base rate in accordance with the foregoing, the Company in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Swap Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
If following the occurrence of a Benchmark Event, the Company does not determine the Five-Year Swap Rate as described in the immediately preceding paragraph, then the Five-Year Swap Rate will continue to apply for the purpose of determining such interest rate on such Reset Interest Determination Date and will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the Calculation Agent, or, in the case of the First Interest Reset Date, the rate of 2.430% (the euro mid-market swap reference rate for a term of five years at the timing of pricing of the Securities of this series).
In no event shall the Calculation Agent be responsible for determining if there is an industry-accepted substitute or successor base rate comparable to the Five-Year Swap Rate, or for making any adjustments to any such substitute or successor base rate, the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Swap Rate. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations and adjustments made by the Company with respect thereto and the Calculation Agent will have no liability for using the same at the direction of the Company.
Definitions
“Benchmark Event” means, with respect to the Original Reference Rate:
(i)    the Original Reference Rate ceasing to exist;
(ii)    the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the specified date referred to in (ii)(a);
(iii)    the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued;

(iv)    the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (b) the date falling six months prior to the specified date referred to in (iv)(a);
(v)     the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six months;
(vi)    it has, or will prior to the next Reset Interest Determination Date, become unlawful for the Calculation Agent to calculate any payment due to be made to any holder of a Security of this series using the Original Reference Rate (including, without limitation, under Regulation (EU) 2016/1011 (the “Benchmarks Regulation”), if applicable);
(vii)    that a decision to withdraw the authorization or registration pursuant to Article 35 of the Benchmarks Regulation of any benchmark administrator previously authorized to publish such Original Reference Rate has been adopted; or
(viii)    the making of a public statement by the supervisor of the administrator of the Original Reference Rate that, in the view of such supervisor, such Original Reference Rate is no longer representative of an underlying market or its methodology has materially changed.
“Business Day” means a day other than a Saturday or Sunday, (i) which is not a day on which banks in the City of New York or London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates.
“Original Reference Rate” means the Five-Year Swap Rate.
“Reset Interest Determination Date” means the day which is two Business Days preceding the applicable Interest Reset Date.
“Reset Reference Bank Rate” means the percentage rate determined on the basis of the euro mid-market swap reference rate for a term of five years provided by at least four leading swap dealers in the interbank market selected by the Company (“Reference Banks”) to the Calculation Agent at approximately 11:00 a.m. (Frankfurt time) on the Reset Interest Determination Date. If at least three quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If two quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations. If one quotation is provided, the Reset Reference Bank Rate will be such quotation.
“Reset Screen Page” means Reuters screen “ICESWAP2 / EURFIXA” (or such other page as may replace such page on Reuters or such other page as may be determined by the

Company in consultation with the Calculation Agent for the purposes of displaying comparable rates).
Redemption. In addition to the option of the Company to redeem the Securities of this series in connection with a Tax Deductibility Event, a Rating Agency Event, a Tax Withholding Event, a Substantial Repurchase Event or a Tax Credit Event described below, this Security shall also be redeemable at the option of the Company, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Interest Reset Date (such date, the “First Par Call Date”) and ending on and including the First Interest Reset Date and (ii) after the First Par Call Date, on any Interest Payment Date, upon notice (a “Redemption Notice”) which is required by the Indenture to be mailed at least thirty (30) days but not more than sixty (60) days prior to the date fixed for redemption (a “Par Redemption Date”) at the price equal to 100% of the principal amount of the Securities of this series being redeemed, plus accrued and unpaid interest thereon, if any, including Additional Interest, if any, to but excluding the Par Redemption Date (the “Par Redemption Price”); provided, however, that the Company has reserved the right, without any consent, vote or other action by Holders of the Securities of this series, or of any other series of Securities issued after December 1, 2021, to amend the Indenture to provide that the Redemption Notice shall be given in the manner provided in the Indenture at least ten (10) days but not more than sixty (60) days prior to the date fixed for redemption.
If a Tax Deductibility Event (as defined below) shall occur and be continuing, the Company shall have the right to redeem this Security, in whole but not in part, at any time within ninety (90) days following the occurrence of the Tax Deductibility Event, upon a Redemption Notice, at the price equal to (i) where such redemption occurs prior to the First Par Call Date at 101% of the principal amount thereof and (ii) where such redemption occurs on or after the First Par Call Date at a redemption price equal to 100% of the principal amount thereof, in each case plus accrued and unpaid interest thereon, if any, including Additional Interest, if any, to but excluding the date fixed for redemption (the “Tax Deductibility Event Redemption Date”).
The consummation of a redemption upon a Tax Deductibility Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Tax Deductibility Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).
“Tax Deductibility Event” means the receipt by the Guarantor or the Company of an Opinion of Counsel experienced in tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an “Administrative Action”), (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Guarantor or the Company or any of their subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of this series, which amendment, clarification, or change is effective, or which Administrative Action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after February 19, 2026, there is more than an insubstantial risk that interest payable by the Company on this Security is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.
The Company shall have the right to redeem this Security in whole but not in part, upon a Redemption Notice given at any time within ninety (90) days after the conclusion of any review or appeal process instituted by the Company or the Guarantor following the occurrence of a Rating Agency Event (as defined below), at the price equal to (i) where such redemption occurs prior to the First Par Call Date at 101% of the principal amount thereof and (ii) where such redemption occurs on or after the First Par Call Date at a redemption price equal to 100% of the principal amount thereof, in each case plus accrued and unpaid interest thereon, if any, including Additional Interest, if any, to but excluding the date fixed for redemption (the “Rating Agency Event Redemption Date”).
“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable rating agency (as defined below) for purposes of assigning equity credit to securities such as the Securities of this series on the date of initial issuance of the Securities of this series (the “current methodology”), which change (i) results in any shortening of the length of time for which a particular level of equity credit pertaining to the Securities of this series by such rating agency would have been in effect had the methodology as of the date of initial issuance of the Securities of this series not been changed or (ii) reduces the amount of equity credit assigned to the Securities of this series by the applicable rating agency as compared with the amount of equity credit that such rating agency had assigned to the Securities of this series as of the date of initial issuance thereof.
The consummation of a redemption upon a Rating Agency Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Rating Agency Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).
The term “rating agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 and sometimes referred to in this Security as a “rating agency”), and the term “applicable rating agency” means any rating agency that (i)(a) published a rating for the Company or the Guarantor with respect to the initial issuance of the Securities of this series and (b) publishes a rating for the Company or the Guarantor at such time as a Rating Agency Event occurs, or (ii) any successor to a rating agency described in the preceding clause (i).
If, as a result of a Tax Withholding Event (as defined below), the Company becomes or, based upon its receipt of a written opinion of counsel experienced in tax matters, there is a material probability that the Company will become, obligated to pay Additional Amounts with respect to the Securities of this series, then, in each such case, the Company may redeem at its option, upon a Redemption Notice, in whole but not in part, the Securities of this series at a redemption price equal to 100% of the principal amount thereof being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (the “Tax Withholding Event Redemption Date”).
The consummation of a redemption upon a Tax Withholding Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Tax Withholding Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).
“Tax Withholding Event” means:
    any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties, that is enacted or effective on or after February 19, 2026;
    an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation, that is taken on or after February 19, 2026; or
    any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, that is enacted or effective on or after February 19, 2026.
If the Company, the Guarantor or any subsidiary of the Company or the Guarantor has repurchased the Securities of this series equal to or in excess of 75% of the initial aggregate principal amount thereof (a “Substantial Repurchase Event”), then the Company may at its option, upon a Redemption Notice, at any time redeem the remaining Securities of this series in whole but not in part at a redemption price equal to 100% of the principal amount thereof being redeemed, in each case plus accrued and unpaid interest thereon, if any, including Additional Interest, if any, to but excluding the date fixed for redemption (the “Substantial Repurchase Event Redemption Date”).
The consummation of a redemption upon a Substantial Repurchase Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Substantial Repurchase Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).
If a Tax Credit Event (as defined below) occurs, then the Company may redeem at its option, upon a Redemption Notice, the Securities of this series, in whole but not in part at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, including Additional Interest, if any, to but excluding the date fixed for redemption (the “Tax Credit Event Redemption Date”). A Redemption Notice upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Securities of this series were issued and (b) six months from the date of issuance of the Securities of this series and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.
The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Tax Credit Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).
A “Tax Credit Event” occurs with respect to the Securities of this series if, in the reasonable determination of the Company or the Guarantor, there exists a material risk, due to the Securities of this series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, that the Company or the Guarantor or any of their respective affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Internal Revenue Code of 1986, as amended.
If, at the time a Redemption Notice is given, the redemption moneys are not on deposit with the Paying Agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before a Par Redemption Date, the Tax Deductibility Event Redemption Date, the Rating Agency Event Redemption Date, the Substantial Repurchase Event Redemption Date or the Tax Credit Event Redemption Date, as the case may be, and such Redemption Notice shall be of no force or effect unless such moneys are received.
Upon payment of the Par Redemption Price, the Tax Deductibility Event Redemption Price, the Rating Agency Event Redemption Price, the Tax Withholding Event Redemption Price, the Substantial Repurchase Event Redemption Price or the Tax Credit Event Redemption Price, as applicable, on and after a Par Redemption Date, the Tax Deductibility Event Redemption Date, Rating Agency Event Redemption Date, Tax Withholding Redemption Date, Substantial Repurchase Event Redemption Date or Tax Credit Event Redemption Date, as the case may be, interest will cease to accrue on the Securities of this series called for redemption.
In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
Additional Amounts. All payments of principal, interest, and premium, if any, in respect of the Securities of this series will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by the United States (as defined below) or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.
In the event such withholding or deduction of Taxes is required by law, the Company will, subject to the exceptions and limitations described below, pay such additional amounts

(“Additional Amounts”) on the Securities of this series as will result in the receipt by each beneficial owner of the Securities of this series that is not a U.S. Person of such amounts (after all such withholding or deduction, including any Tax imposed on any Additional Amounts so paid) as would have been received by such beneficial owner had no such withholding or deduction been required. The Company will not be required, however, to make any payment of Additional Amounts for or on account of:
(1)    any Taxes that would not have been imposed, withheld or deducted but for:
(a)    the existence of any present or former connection (other than a connection arising solely from the ownership of the Securities of this series or the receipt of payments in respect of the Securities of this series) between a holder of the Securities of this series (or the beneficial owner for whose benefit such holder holds such Securities of this series), or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or possessor of a power over, such holder or beneficial owner (if that holder or beneficial owner is an estate, trust, a limited liability company, partnership, corporation or similar entity) and the United States, including, without limitation, such holder or beneficial owner, or such fiduciary, settlor, beneficiary, member, shareholder, other equity owner or possessor, (i) being or having been (or being treated as or having been treated as) a citizen or resident or treated as a resident of the United States, (ii) being or having been engaged in trade or business or present in the United States or (iii) having or having had (or being treated as having or being treated as having had) a permanent establishment in the United States or having been incorporated therein;
(b)    the presentation of a Security of this series for payment on a date more than 10 days after the later of (i) the date on which such payment became due and payable and (ii) the date on which payment is duly provided for; or
(c)    the failure of a beneficial owner or any holder of the Securities of this series to comply with any applicable certification, information, documentation or other reporting requirement requested by the Company or its agents concerning the nationality, residence, identity or connections with the United States of such beneficial owner or holder of the Securities of this series or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide an applicable Internal Revenue Service Form W-8, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);
(2)    any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar Taxes;
(3)    any Taxes imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax-exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(4)    any Taxes which are payable by any method other than by withholding or deducting from payment of principal of or premium, if any, or interest on such Securities of this series;
(5)    any Taxes required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on, or the redemption price for, any Securities of this series if such payment can be made without withholding by at least one other paying agent;
(6)    any Taxes imposed, withheld or deducted on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), (2) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code;
(7)    any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;
(8)    any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any current or future regulations, official interpretations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;
(9)    any Taxes that are payable by a holder that is not the beneficial owner of the Securities of this series, or a portion of the Securities of this series, or that is a fiduciary, partnership, limited liability company or other similar entity, to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor, fiduciary or member received directly its beneficial or distributive share of the payment; or
(10)    any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9) above.
As used with respect to the payment of Additional Amounts, the term “United States” means the United States of America, the states thereof (including the District of Columbia) and any other political subdivision, territory or possession thereof, or taxing authority thereof or therein affecting taxation; and the term “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia) (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided however, that the principal of and interest on the Securities of this series shall not be declared due and payable by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture applicable to the Securities of this series, and any notice of declaration of acceleration based on such Event of Default shall be null and void with respect to the Securities of this series. The Securities of this series will not be considered Outstanding for the purpose of determining whether the required vote described in Section 802 of the Indenture has been obtained for the declaration of acceleration by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture applicable to the Securities of this series.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be thus affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Securities of this series shall be conclusive and binding upon all current and future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the

Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
Pursuant to Section 312 of the Indenture, so long as no Event of Default under the Indenture has occurred and is continuing with respect to the Securities of any series, the Company shall have the right, at any time and from time to time during the term of the Securities of this series, to defer the payment of interest for a period not exceeding five (5) consecutive years (each period, commencing on the date that the first such payment would otherwise be made, an “Optional Deferral Period”); provided that no Optional Deferral Period shall extend beyond the Stated Maturity Date or end on a day other than an Interest Payment Date. During an Optional Deferral Period, interest on the Securities of this series (calculated for each Interest Period in the manner provided for on the face hereof, as if the interest payment had not been so deferred) will continue to accrue compounded annually at the then prevailing rate per annum borne by the Securities of this series. During an Optional Deferral Period, any deferred interest on the Securities of this series will accrue additional interest compounded annually, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the then prevailing rate per annum borne by the Securities of this series, to the extent permitted by applicable law (“Additional Interest”). At the end of an Optional Deferral Period, which shall be an Interest Payment Date, the Company shall pay all interest accrued and unpaid hereon, including Additional Interest accrued on the deferred interest, to the Person in whose name the Securities of this series are registered at the close of business on the Regular Record Date for the Interest Payment Date on which such Optional Deferral Period ended; provided that any such accrued and unpaid interest payable on the Stated Maturity Date or a Redemption Date will be paid to the Person to whom principal is payable. During any such Optional Deferral Period, neither the Guarantor nor the Company will, and each will cause their majority-owned subsidiaries not to, (i) declare or pay any dividend or distribution on the Guarantor’s or the Company’s capital stock, (ii) redeem, purchase, acquire or make a liquidation payment with respect to any of the Guarantor’s or the Company’s capital stock, (iii) pay any principal, interest or premium on, or repay, repurchase or redeem any of the Guarantor’s or the Company’s debt securities that are equal or junior in right of payment to the Securities of this series or the Guarantee (as the case may be), or (iv) make any payments with respect to any Guarantor or Company guarantee of debt securities if such guarantee is equal or junior in right of payment to the Securities of this series or the Guarantee (as the case may be).

Subject to the reservation of right to amend clause (f) below, as described in paragraph 16 of the Officer’s Certificate, the foregoing provisions shall not prevent or restrict the Guarantor or the Company from making:
(a)    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;
(b)    any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clauses (i) and (ii) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;
(c)    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;
(d)    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;
(e)    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;
(f)    payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by the Guarantor concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled;
(g)    payments under any guarantee of junior subordinated debentures, which guarantee is executed and delivered by the Guarantor (including a Guarantee under the Indenture), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled;

(h)    dividends or distributions by the Company on its capital stock to the extent owned by the Guarantor; or
(i)    redemptions, purchases, acquisitions or liquidation payments by the Company with respect to its capital stock to the extent owned by the Guarantor.
Prior to the termination of any such Optional Deferral Period, the Company may further defer the payment of interest, provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed five (5) consecutive years at any one time or extend beyond the Stated Maturity Date. Upon the termination of any such Optional Deferral Period and the payment of all amounts then due, including Additional Interest, if any, the Company may elect to begin a new Optional Deferral Period, subject to the above requirements. No interest shall be due and payable during an Optional Deferral Period, except at the end thereof except upon a redemption of the Securities of this series during the Optional Deferral Period. The Company will give the Trustee notice of its election of an Optional Deferral Period at least ten (10) days and not more than sixty (60) days before the applicable Interest Payment Date. The Trustee will promptly forward notice of such election to each Holder of the Securities of this series.
The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.
Each of the Company and the Guarantor has agreed, and, by acceptance of this Security, the Holder will be deemed to have agreed, to treat this Security as indebtedness for United States federal, state and local tax purposes.